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                                  EXHIBIT 23.02


                          Consent of Ernst & Young LLP


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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan of Symantec Corporation of our report dated April 24, 1996, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Jose, California
December 17, 1996